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                                                                    EXHIBIT 99.3

                                  REVOCABLE PROXY
                                  F&M BANCORP

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF F&M BANCORP FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 24, 1998

    The undersigned hereby appoints Faye E. Cannon, David R. Stauffer and Alice
E. Stonebreaker, each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of F&M Bancorp (the "Company") which the undersigned may be entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") to be held on November 24, 1998 at: 10:00 a.m. Eastern Standard time at 110 Thomas Johnson Drive, Frederick, Maryland, and at any and all adjournments or postponements thereof, as follows:

1. Approval and adoption of the Agreement and Plan of Merger, dated as of September 4, 1998, by and between F&M Bancorp and Monocacy Bancshares, Inc., pursuant to which, among other things, Monocacy Bancshares, Inc. will merge with and into F&M Bancorp

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO
INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL LISTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.
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    If any other matters are properly brought before the Special Meeting, shares represented by properly executed proxies will be voted in the discretion of the proxies in accordance with their best judgment. F&M Bancorp does not have any knowledge of any matters to be presented at the Special Meeting other than the matters set forth above.

    The undersigned hereby acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Special Meeting of Stockholders and
the Proxy Statement/Prospectus, dated             , 1998, for the Special
Meeting to be held on November 24, 1998.

    Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.
                                              __________________________________

                                              Signature of Stockholder
                                              __________________________________

                                              Signature of Stockholder
                                              Dated ______________________, 1998

        PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.